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                                                                   EXHIBIT 10.5

                              Dated 21st June, 2004

                         ON DEMAND DISTRIBUTION LIMITED

                                      -and-

                                CHARLES GRIMSDALE

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                          DIRECTOR'S SERVICE AGREEMENT

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This Agreement made the 21st day of June 2004

BETWEEN

(1) ON DEMAND DISTRIBUTION LIMITED registered in England under number 3935034 whose registered office is at Box Mill, Mill Lane, Box Corsham, Wiltshire, SN13 8PN ("the Company"), and

(2) CHARLES GRIMSDALE of Little Court, Grib Lane, Blagdon, N Somerset ("the Director")

WHEREBY IT IS AGREED as follows:-

1.    DEFINITIONS AND INTERPRETATION

1.1   In this Agreement unless the context otherwise requires:

      "Associated Company"                 shall mean any company which is for
                                           the time being the Company's
                                           subsidiary (as defined in Section 736
                                           of the Companies Act 1985) or holding
                                           company (as defined in Section 736 of
                                           the Companies Act 1985) or a
                                           subsidiary (as defined in the said
                                           Section 736) of such holding company
                                           other than the Company itself in any
                                           jurisdiction in any part of the
                                           world;

      "the Board"                          shall mean the board of directors for
                                           the time being of the Company (or any
                                           director or committee of directors
                                           authorised by the board of directors
                                           of the Company).

      "Business"                           shall mean any business of or
                                           commercial activities carried on by
                                           the Company as at the Termination
                                           Date.

      "Confidential Information"           means any information that is secret
                                           or confidential and relates to or is
                                           connected with the Company or any
                                           business carried on by the Company
                                           from time to time and shall include
                                           but not be limited to any lists or
                                           details of customers or suppliers,
                                           information relating to any process
                                           inventions or Registrable Rights
                                           owned or used by the Company,
                                           computer programs applications or
                                           codes (whether source or object),
                                           software specifications, user and/or
                                           instruction manuals and/or other
                                           documentation relating to such
                                           computer programs or applications,
                                           product lists, price lists, marketing
                                           plans, staff and salary details,
                                           financial and/or management and/or
                                           organisational information of the
                                           Company and any other matter which is
                                           notified to the Director

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                                           during the course of his employment
                                           as being confidential provided that
                                           information which has entered the
                                           public domain (other than as a result
                                           of the Director's breach of this
                                           Agreement) shall cease to be
                                           confidential.

      "Group" shall mean and include the Company and its Associated Companies including Loudeye Corporation
                                           ("Loudeye") from time to time.

      "Recognised Investment Exchange"     shall have the meaning ascribed to it
                                           in Section 207 of the Financial
                                           Services Act 1986.

      "the Termination Date"               shall mean the date on which the
                                           Director's employment with the
                                           Company terminates howsoever arising.

1.2 The masculine shall include the feminine and neuter and the singular shall include the plural and vice versa.

1.3 The clause headings and numbering are for convenience only and shall not affect the interpretation of this Agreement.

2.    APPOINTMENT AND DURATION

2.1 The Director shall serve the Company as Chief Executive Officer (or in such other capacity commensurate with the Director's status as may from time to time be agreed) for a period of 12 months from the date that Loudeye makes an offer to acquire all of the share capital of the Company. Thereafter, this Agreement shall be extended for a further 12 months after which period it will automatically terminate, unless the parties agree otherwise. During the second 12 month term the Director shall carry out such duties as the Company shall determine in a senior capacity but without day to day responsibility for operating the Company.

2.2 The Director's date of continuous employment with the Company is from 18th day of October 2000.

2.3 This Agreement is terminable by not less than six months written notice given by either party to the other unless terminated earlier in accordance with this Agreement.

2.4 The appointment shall in any event terminate on the Director's sixty-fifth birthday.

3.    DUTIES AND PLACE OF WORK

3.1 The Director shall (unless prevented by ill health) devote such reasonable time and attention during normal business hours, which are 9am to 6pm, and such additional hours as may be reasonably necessary (except during holidays) entirely to the business of the Company subject to and in accordance with any general or special directions which may from time to time be given to him by the Board and will well

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      and faithfully perform the same and use his utmost endeavours to promote the interests of the Company.

3.2 The Director agrees that the limits on weekly working time contained in the Working Time Regulations 1998 will not apply to this employment.

3.3 The Director shall act as an officer of the Company or any Associated Company or hold any other appointment or office as nominee or representative of the Company as the Board shall direct.

3.4 The Director's place of work shall be Broad Quay House, Bristol or such other place as the Company and the Director shall from time to time agree. The Director may be required to carry out his duties outside the United Kingdom for periods in excess of one month.

3.5 The Director shall not during the continuance of this Agreement, except with the written consent of the Board or as a holder (by way of investment only) of no more than 3% of the total amount of the stocks, shares or debentures of any company which are for the time being quoted on a Recognised Investment Exchange, be:-

      3.5.1 in any manner interested in any company or firm carrying on any business which is in competition with any of the business or businesses for the time being of the Company.

3.6 Notwithstanding the foregoing, the Company may at any time suspend the Director from the performance of his duties or exclude him from any or all of the premises of the Company for the purpose of investigating and determining any allegation of serious misconduct provided that throughout any such suspension or exclusion the Director's salary and other benefits hereunder shall continue to be paid or provided in fully.

3.7 Once notice to terminate employment has been given by the Director or the Company, the Company:

      3.7.1 shall be under no obligation to provide any work or work of any particular kind for the Director;

      3.7.2 may require the Director not to attend work at any or all premises of the Company;

      3.7.3 shall require the Director to comply at all times with Clause 3.5 of this Agreement; and

      3.7.4 may require the Director to comply with any or all of the provisions of Clause 9.2 of this Agreement provided that his salary and any other contractual benefits shall not cease to be payable or provided by reason of the Company exercising its rights pursuant to this Clause. This Clause 3.7 shall not affect the general right of the Company to suspend or dismiss the Director.

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4.    CONFIDENTIALITY

4.1 The Director shall not at any time whether before or after the termination of his employment with the Company disclose to any person firm company or organisation whatsoever nor use print nor publish any Confidential Information relating to the Company or the business thereof except in the proper performance of his duties under this Agreement, with the prior written consent of the Company or as may be required by law.

5.    REMUNERATION AND EXPENSES

5.1 Subject to Clause 5.2, as remuneration for his services hereunder the Company shall pay to the Director a salary at the rate of (pound)125,000 per annum (or such higher salary as may from time to time be agreed between the Director and the Board) payable by equal monthly instalments in arrears on the last day of each calendar month such salary to be inclusive of any sums receivable as director's fees or other emoluments from the Company.

5.2 In the event that the Director and the Company agree that the Director may work less than a five day week the remuneration in Clause 5.1 shall be reduced pro-rata to the number of days per week that it is agreed that the Director should work.

5.3 In addition to his remuneration under Clause 5.1 the Director may be entitled to participate from time to time in any bonus arrangements which the Board shall have determined to establish. The Board may alter or withdraw any bonus arrangements upon giving notice in writing to the Director provided that such notice shall not affect any entitlement bonus which has arisen at the date of the notice. The Board shall notify the Director of the terms of any bonus scheme in place and of any targets applicable to his entitlement under such arrangement.

5.4 Except as otherwise provided in this Agreement or as otherwise agreed by the Company the Director shall not be entitled to any remuneration or other payment from the Company in respect of any period of employment during which the Director is absent from work.

5.5 The Company shall, subject to prompt production of receipts, or other reasonable evidence of expenditure, reimburse all travelling, hotel and other out of pocket expenses reasonably and properly incurred by the Director in the performance of his duties hereunder. The Director shall comply with the Company's procedures and rules in force from time to time in relation to expenses.

5.6 The Company shall be entitled to recover any debt owed to the Company by the Director or any other sums lawfully due to the Company from the Director by means of deductions from the Director's remuneration or other sums due to the Director during the continuation of or on the termination of this Agreement, including any payment in lieu of notice or accrued but untaken holiday entitlement.

5.7 If the Director is entitled under this agreement to participate in any scheme or plan or to receive any benefit which is covered by a scheme or plan the Director's entitlement to participate is in accordance with the terms and conditions of the relevant scheme as they may exist from time to time (and the Director shall familiarise himself with the

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      terms of such scheme), and the Company may vary or withdraw any such scheme in its absolute discretion. The provision of any scheme or plan will not affect the Company's ability to terminate the Director's employment in accordance with this Agreement.

5.8 Where the Director's job title includes the word "Director" the use of that term in the Director's job title shall not of itself confer the office of director of the Company or any group company on the Director and accordingly, the Director shall not enjoy any rights or assume any obligations arising out of the office of director of the Company or any group company as the case may be. If the Director is appointed as a director or secretary from time to time of the Company or any group company then his appointment as such shall be subject to the Articles of Association from time to time in force of the Company or of such group company. The Company or any such group company, as the case may be, reserves the right on giving written notice to the Director to terminate any office immediately at any time.

6.    HOLIDAYS AND HOLIDAY PAY

6.1 In addition to bank and public holidays the Director shall be entitled to 25 working days paid holiday in each calendar year at such times as may be approved by the Board. Up to 10 days holiday in each year may be carried forward to the next year but must be taken before Easter in that year failing which any days carried over and not used as holiday before Easter shall be paid in full and shall thereafter be lost as holiday entitlement.

6.2 Upon the termination of this Agreement for whatever reason the Director shall be entitled to payment in lieu of any outstanding holiday entitlement which may remain after deducting from accrued holiday entitlement the amount of holiday already taken in the calendar year in which the employment ceases. Accrued holiday entitlement shall be calculated by taking for each complete calendar month of employment during the calendar year in which the employment ceases one twelfth of the annual holiday to which the Director would have been entitled for that year with a fraction of a day being rounded up. For the purpose of calculating payments in lieu, a day's pay shall be taken to be the Director's basic annual salary divided by two hundred and sixty.

6.3 The Director shall refund to the Company any holiday pay received in excess of the amount accrued due up to and including the date of termination and the Company may deduct any such sum from payments due to the Director from the Company on termination.

7.    SICKNESS AND SICK PAY

7.1 If the Director shall at any time be prevented by illness from performing his duties under this Agreement he shall on demand furnish the Board with evidence of such incapacity and the cause thereof and if the Board is satisfied with such evidence he shall during such incapacity not exceeding an aggregate of 120 working days in any rolling period of 12 months be entitled (as long as this Agreement has not been terminated) (subject to clause 7.3) to receive his full remuneration less the amount of any statutory sick pay or other benefit to which the Director is entitled under social security legislation for the time being in force.

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7.2   If the Director shall at any time be prevented by illness from performing his duties under this Agreement for more than 120 working days in any rolling period of 12 months the Company will make such payment of statutory sick pay as may be due to the Director. The Company may at the absolute discretion of the Board make additional payments to the Director during such periods of absence.

7.3 If the incapacity referred to in Clause 7.1 results from an accident injury or illness in respect of which damages may be recoverable from a third party then:-

      7.3.1 the Director shall not be entitled to any remuneration during such incapacity but the Company may having regard to all the circumstances of the case continue payment to the Director of amounts not exceeding the payment during incapacity to which the Director would otherwise be entitled;

      7.3.2 the Director shall notify the Company immediately and shall at the expense of the Company assist the Company in taking any steps or proceedings in the name of the Director to recover damages in respect of such incapacity; and

      7.3.3 the Director undertakes to reimburse to the Company out of any damages recovered the total amount of such payments or such proportion thereof as the Board may determine having regard to the amount or proportion of the damages recovered which is attributable to loss of earnings.

7.4 If required to do so for the proper performance of his duties the Director will at the expense of the Company undergo a medical examination by a medical practitioner appointed by the Company for the purpose. The Director consents to the disclosure to the Company of any medical report diagnosis prognosis or result of any medical test made or produced in connection with a medical examination required under this Clause and the Company shall be entitled to discuss the examination and all matters arising therefrom with the practitioner who carried out such examinations.

8.    PENSION AND OTHER BENEFITS

8.1 The Company shall contribute 5% of such part of the Director's remuneration as does not exceed the allowable maximum as defined in
      Section 640A(2) of the Income and Corporation Taxes Act 1988 to a personal pension scheme nominated by the Director which is approved by the Board of the Inland Revenue under the said Act.

8.2 There is not a contracting out certificate in force in respect of the Director's employment.

8.3 The Company shall offer to the Director membership of an Inland Revenue approved life assurance scheme providing benefits on death in service of 4 times the Director's basic remuneration in accordance with the rules and terms of such life assurance scheme as may be in force in relation to the Director from time to time.

9.    INVENTIONS

9.1   For the purpose of this Clause 9:

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      "Inventions"      means any inventions, developments, secret formulae,
                        processes, notations, improvements, trade marks, service marks, logos, trade names, copyrights, copyright works, moral rights, semi-conductor topography rights, designs, know-how, get-up, plans, drawings, computer codes (whether source or object), computer programs or applications (whether or not downloadable), software specifications, Websites, compilations, reports, information, databases, models or any other specifications or devices of whatever nature, which relate to the business and/or products of the Company or Loudeye and are invented, originated, composed, written, discovered, developed, created, generated, devised or otherwise acquired by the Director on whatever media during the term of this employment with the Company under this Agreement (whether in the course of his employment or otherwise and whether alone or jointly with or in conjunction with any other person or other persons) PROVIDED THAT any Invention to which Section 39 Patents Act 1977 applies shall only be an invention within this definition if the same:

      9.1.1 was made in the course of the normal duties of the Director, or in the course of duties falling outside his normal duties, but specifically assigned to him by the Board, and in either case it was reasonable to expect that the same might result from the execution by the Director of his duties to the Company pursuant to this Agreement; or

      9.1.2 was made in the course of the Director's duties and at the time of making the same, because of the nature of his duties and the particular responsibilities arising from the nature of his duties, he had a special obligation to further the interests of the Company.

      "Registrable Rights"    means patents, trade marks and service marks
                              (whether registered or unregistered), registered designs, pending applications for any of those rights, accrued goodwill in any trade business or service names (whether registered or unregistered), rights in designs, copyrights, database rights, utility models and all other similar or equivalent industrial, intellectual or commercial rights or property subsisting under the laws of each and every jurisdiction throughout the world whether registered or not and whether vested, contingent or future and all reversions, renewals and extensions of any of the foregoing and all rights under licences, consents, orders, statutes or otherwise in relation to any of the foregoing.

9.2   The Director hereby agrees that:

      9.2.1 the entire legal and beneficial interest of the Director in any Inventions or Registrable Rights shall become the absolute beneficial property of the Company without any payment to the Director (except to the extent provided in Section 40 Patents Act
            1977) other than reimbursement of out of pocket expenses and the Director hereby assigns with full title guarantee by way of future assignment to the Company the whole of his interest in any Inventions

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            and in any Registrable Rights in any such Inventions or Registrable
            Rights throughout the world including any extensions, renewals or revivals and the right to sue for damages;

      9.2.2 the Director shall promptly communicate to the Company full particulars of all Inventions and Registrable Rights and, if any of the Inventions is capable of being protected by any Registrable Rights, the Company shall determine whether and where applications shall be made for such Registrable Rights in respect of the same and the Director shall, until such rights are fully and absolutely vested in the Company, hold the Inventions in trust for the Company and shall not disclose any details of any such Invention or Registrable Rights to any third party;

      9.2.3 if the know-how, technique, process, improvement, invention or discovery is not an invention belonging to the Company within the meaning of Clause 9.1, the Company shall treat all information disclosed to it by the Director as confidential property of the Director;

      9.2.4 all such Registrable Rights shall be applied for and taken out at the Company's expenses and in the name of the Company or if the Company shall require in the joint names of the Director and the Company and the Director shall concur in applying for the same and shall at the Company's expense prepare all such drawings and specifications models and designs as may be necessary and give every reasonable assistance in his power to procure the grant of such Registrable Rights to the Company;

      9.2.5 the Director will, at the reasonable request and expense of the Company, do all acts and execute all documents which may be necessary to give effect to this Clause 9 including, without limitation, entering into any action, claim or proceeding and should the Director be unavailable to do so, the Director irrevocably appoints the Company to be his attorney in his name and on his behalf to sign execute or do any such instrument or thing and generally to use his name for the purpose of giving to the Company (or its nominee) the full benefit of the provisions of this Clause
            9.2 and a certificate in writing signed by any director or the secretary of the Company in favour of any third party stating that any instrument or act falls within the authority conferred by this Clause 9.2.5 shall be conclusive evidence that such is the case; and

      9.2.6 the Director waives all moral rights arising from any Inventions or Registrable Rights, so far as the Director may lawfully do so, in favour of the Company.

10.   TERMINATION

10.1 The Company may by notice in writing to the Director terminate forthwith the employment of the Director if the Director:

      10.1.1 in the reasonable opinion of the Board seriously neglects or refuses to carry out the duties required of him hereunder or is guilty of any other wilful breach or non-observance of any of the terms and conditions of this Agreement after being notified in writing of such neglect and having failed to remedy such neglect within 28 days of being requested to do so;

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      10.1.2  becomes bankrupt, or is the subject of a receiving order or enters into any composition or deed of arrangement with creditors;

      10.1.3  becomes of unsound mind;

      10.1.4 becomes disqualified from acting as a director by reason of any provision of the Companies Act 1985, the Company Directors Disqualification Act 1986 or any other statutory provision;

      10.1.5 is convicted of any criminal offence other than an offence which in the reasonable opinion of the Board adversely affects neither the reputation of any company in the Group nor the Director's ability to fulfil his duties adequately; or

      10.1.6 is the subject of or causes the Company to be the subject of a penalty or reprimand imposed by any regulatory authority by which the Company is governed or to which its activities are subject.

10.2 In the event that the Executive is absent due to ill health or accident for a consecutive period of 120 working days, the Company may terminate the employment of the Executive by giving three month's written notice.

10.3 Upon either party giving to the other notice of termination in accordance with Clause 2.1 of this Agreement or upon the termination of the Agreement for whatever reason the Director shall:

      10.3.1 if so requested by the Board resign from all or any offices he may hold as a director of the Company or any company in the Group and in the event of his failure to do so the Company or such group company is hereby irrevocably authorised to appoint some person in his name and on his behalf to execute any documents and to do all things requisite to give effect to such resignation;

      10.3.2 deliver up any or all documents and other property of or relating to the Group in his possession or under his control and shall not make or retain any copy or duplicate of any part thereof and shall not make or retain any notes or extracts therefrom.

10.4 The Company may in its absolute discretion terminate this Agreement with immediate effect by paying to the Director a sum equivalent to his normal basic salary and any accrued bonus and the replacement value to the Director of all other benefits due to the Director under this Agreement (which shall cease to be provided with immediate effect) in respect of a period equal to the period of notice to which the Director would otherwise have been entitled under Clause 2.1 of this Agreement. The Company shall deduct from any sum paid under this Clause 10.4 income tax and national insurance contributions and any sums owed to the Company by the Director.

11.   RESTRICTIONS

      For the purposes of this Clause 11:

      "Relevant Period" means the lesser of:

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      (a)     12 months from the Termination Date;

      (b) 12 months from the Termination Date less the number of days the Company has, pursuant to Clause 3.7, required the Director not to attend work or perform his duties.

11.1 The Director hereby acknowledges that the Company's business is a highly specialised and competitive business and that the Director will have access to and an intimate knowledge of the Company's Confidential Information and that the disclosure of any Confidential Information to actual or potential competitors of the Company or the use of any Confidential Information by the Director either alone or with other persons would place the Company at a serious competitive disadvantage and would do material damage, financial or otherwise, to its legitimate business interests. The Director further acknowledges and agrees that if he was entitled to compete with the Company immediately after the termination of this Agreement in any capacity the Company would be at a serious disadvantage and such unfair competition would do material damage, financial or otherwise, to its legitimate business interests. Therefore, the Director acknowledges and agrees that the restrictions set out in Clause 11 are fair and reasonable in the circumstances for the protection of the Company's legitimate business interests.

11.2 The Director covenants that he shall not at any time during his employment or for the Relevant Period without the prior written consent of the Company either alone or jointly with or as employee, manager, officer, director, agent, consultant, contractor or partner of any other person, firm, company or organisation directly or indirectly:

      11.2.1 be employed, engaged, concerned or interested in any business or activity throughout the world which competes directly with any Business with which the Director had been materially concerned in the performance of his duties under this Agreement during the 12 months immediately preceding the Termination Date;

      11.2.2 in relation to any Business and in competition with the Company canvass, solicit or endeavour to take away from the Company the business or custom of any person, firm, company or organisation who or which was, at the Termination Date or at any time during the 12 months immediately preceding the Termination Date, a customer or client of the Company with whom or which the Director shall have come into contact in the performance of his duties under this Agreement during the 12 months immediately preceding the Termination Date;

      11.2.3 in competition with the Company solicit the services of any person, firm, company or organisation who or which at the Termination Date or during the 12 months immediately preceding the Termination Date was a supplier, agent, contractor or consultant of the Company which whom or which the Director had come into contact in the performance of his duties under this Agreement during the 12 months immediately preceding the Termination Date; nor

      11.2.4 solicit or endeavour to entice away from the Company any person who was on the Termination Date a director or a senior employee of the Company.

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11.3  The Director acknowledges and agrees that the restrictions set out in
      Clause 11.2 are fair and reasonable in the circumstances and that if any one or more or any part of such restrictions shall be rendered or judged invalid or unenforceable such restriction or part shall be deemed to be severed from this Agreement and such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining restrictions.

11.4 Following termination of this Agreement the Director shall not falsely represent himself or permit himself to be represented as being in any way connected with or interested in the business of the Company other than as a shareholder.

11.5  The Director hereby acknowledges that the restrictions contained in Clause
      11.2 shall operate for the benefit of the business carried on by the Company and such restrictions shall be enforceable against the Director by the Company.

12.   NOTICES

      Notices may be given by either party to the other by personal service or by letter sent by recorded delivery post or by telex or facsimile transmission or other permanent written form addressed in the case of the Company to its registered office for the time being or in the case of the Director to his last known home address. Any notice given by post shall be deemed to have delivered 48 hours after posting. Any notice given by telex or facsimile transmission shall be deemed to have been delivered at the time specified on the sender's transmission records.

13.   GENERAL

13.1 If the employment of the Director hereunder shall be terminated by reason of the liquidation of the Company for the purpose of reconstruction or amalgamation and he shall be offered employment with any concern or undertaking resulting from such reconstruction or amalgamation on terms and conditions not less favourable than the terms of this Agreement or if his employment hereunder shall be terminated by the Company for any other reason and he shall be offered employment with any Associated Company on terms and conditions not less favourable than the terms of this Agreement then the Director shall have no claim against the Company in respect of the termination of his employment under this Agreement.

13.2 This Agreement contains the terms and conditions of the employment as at the date hereof.

13.3 This Agreement supersedes any former or subsisting contract of employment or contract for services between the Company and the Director which shall cease to have effect on and from the date of this Agreement and sets out the entire agreement between the parties at the date hereof in relation to the employment of the Director by the Company.

13.4 The Director acknowledges and agrees that the information relating to him which is governed by the Data Protection Act 1984 and/or the Data Protection Act 1998 may be held and processed by the Company for all matters and purposes in connection with the Director's employment and the business of the Company and may be

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      transferred to third parties and to countries outside the European
      Economic Area for such purposes.

13.5 A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement but this does not affect any right or remedy of the third party which exists or is available apart from this Act.

14.   COLLECTIVE AGREEMENTS

      There are no collective agreements in force affecting the Director's terms and conditions of employment.

15.   GRIEVANCE AND DISCIPLINARY PROCEDURES

15.1 The Director shall be entitled to raise any grievance concerning his employment with the Board in writing.

15.2 The Company has no formal disciplinary procedure applicable to the Director.

IN WITNESS whereof these presents have been entered into as a deed the day and year first above written

Executed and delivered as a DEED
for and on behalf of                                 /s/ John Grinham
On Demand Distribution Limited                       ----------------
                                                     Director

                                                     /s/ Tiff Pike
                                                     -------------

                                                     Director/Company Secretary

Executed and delivered as a DEED by the
said Charles Grimsdale                               /s/ Charles Grimsdale
                                                     ---------------------------

in the presence of:-                                 /s/ Margaret Davis
                                                     ---------------------------
                                                     Signature of Witness

                                                     ---------------------------
                                                     M. Davis

                                                     Print Name of Witness

                                                     Print Address of Witness

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